EXHIBIT 99.2 - REPORT OF ARTHUR ANDERSEN LLP, INDEPENDENT AUDITORS


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THE FOLLOWING REPORT OF INDEPENDENT AUDITORS IS A COPY OF A REPORT PREVIOUSLY
ISSUED BY ARTHUR ANDERSEN LLP ON JANUARY 22, 2002. THE REPORT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP.

                         REPORT OF INDEPENDENT AUDITORS

Stockholders and Board of Directors of
The First of Long Island Corporation:

      We have audited the accompanying consolidated balance sheets of The First of Long Island Corporation and subsidiary as of December 31, 2001 and 2000 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The First of Long Island Corporation and subsidiary as of December 31, 2001 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.


/s/ Arthur Andersen LLP

New York, New York
January 22, 2002


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